SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2007

Nuance Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-134715	98-0462664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601-8623 Granville St., Vancouver, B.C., Canada	V6P 582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 778-235-6658

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 24, 2007, our board of directors appointed James Baglot to serve as our Corporate Secretary.

Mr. Baglot has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Baglot.

There are not family relationships between Mr. Baglot and any of our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Business Experience of James Baglot

For the past year, James Baglot has been an employee of Sweetwater Capital Corp., a Vancouver, British Columbia based Venture Capital Firm. For 5 years prior to that, he was the Business Development Manager of Metafore Corporation, a Richmond, British Columbia based Computer Software Development firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuance Resources Corp. fka Farrier Resources Corp.

By:       /s/ James D. Bunney
             James D. Bunney
Title:    Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

Date: October 24, 2007